Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION REPORTS FIRST QUARTER 2025 RESULTS
Earnings Release Highlights
•GAAP Net Income of $0.38 per share and Adjusted (non-GAAP) Operating Earnings of $2.14 per share for the first quarter of 2025
•Reaffirming full-year 2025 Adjusted (non-GAAP) Operating Earnings guidance range of $8.90 - $9.60 per share
•Calpine acquisition on-track to be completed by the end of the year
•Crane Clean Energy Center selected for fast-track interconnection in PJM

Baltimore (May 6, 2025) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the first quarter of 2025.

“Constellation delivered another strong quarter, driven by the unmatched capabilities of our people and the strength of our fleet. We provide American families and businesses with the essential power that makes life possible. This commitment is at the heart of our company and defines our special bond with America,” said Joe Dominguez, president and CEO, Constellation. “Our team is working hard to meet the power needs of customers nationwide, including powering the new AI products that Americans increasingly are using in their daily lives and that businesses and government are using to provide better products and services. We are delighted to partner with America’s leading technology companies as we have done with the relaunch of the Crane Clean Energy Center, and have made tremendous progress on new power agreements that we expect to announce soon. As Presidents Trump and Biden repeatedly have emphasized, it is vital for our national security and for our economy that America lead the AI race, and I am so proud that Constellation is playing such an important role.”

“With continued customer demand for clean, reliable power, and backed by our strong investment grade balance sheet, Constellation is uniquely positioned to provide durable value in this evolving landscape,” said Dan Eggers, chief financial officer, Constellation. “We delivered Adjusted (non-GAAP) Operating Earnings of $2.14 per share, up from $1.82 per share in the same quarter last year on continued strong performance across our business. Our generation fleet performed well to start the year with our nuclear plants achieving a 94.1% capacity factor and our natural gas operations attaining a dispatch match rate of 99.2%. Our consistent operational and financial performance continues to drive value for our owners.”

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First Quarter 2025
Our GAAP Net Income for the first quarter of 2025 decreased to $0.38 per share from $2.78 per share in the first quarter of 2024. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2025 increased to $2.14 per share from $1.82 per share in the first quarter of 2024. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the first quarter of 2025 primarily reflects:
•Favorable market and portfolio conditions partially offset by unfavorable nuclear PTC portfolio results
Recent Developments and First Quarter Highlights
•Calpine Acquisition: Entered into a definitive agreement to acquire Calpine, combining the nation's largest producer of clean, carbon-free energy with the reliable, dispatchable natural gas assets of Calpine to better meet growing energy demand from customers coast-to-coast. The combination will also form the nation’s leading competitive retail electric supplier, providing 2.5 million customers across America – from families to businesses and utilities – with a broad array of customized energy and sustainability solutions. We continue to expect this transaction to close in the 4th quarter of this year.

•Crane selected for fast-track interconnect: PJM, the nation’s largest grid operator, selected the Crane Clean Energy Center for expedited grid connection as part of its Reliability Resource Initiative. Restarting Crane’s Unit 1 reactor will bring new reliable, emissions-free energy to the grid at a time of tightening reserves and rising prices. PJM also selected additional uprate projects within our fleet, bringing the total addition to the grid to more than 1,150 megawatts of clean, firm electricity.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 45,582 gigawatt-hours (GWhs) in the first quarter of 2025, compared with 45,391 GWhs in the first quarter of 2024. Excluding Salem and STP, our nuclear plants at ownership achieved a 94.1% capacity factor for the first quarter of 2025, compared with 93.3% for the first quarter of 2024. There were 88 planned refueling outage days in the first quarter of 2025 and 78 in the first quarter of 2024 for sites we operate. There were no non-refueling outage days in the first quarter of 2025 and 10 in the first quarter of 2024 for sites we operate.

•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our gas and pumped storage fleet was 99.2% in the first quarter of 2025, compared with 97.9% in the first quarter of 2024. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.2% in the first quarter of 2025, compared with 96.3% in the first quarter of 2024.
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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all adjustments except the NDT fund investment returns, which are included in decommissioning-related activities, the marginal statutory income tax rate was 25.5% and 25.1% for the three months ended March 31, 2025 and 2024. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized and realized gains and losses related to NDT funds were 55.3% and 54.8% for the three months ended March 31, 2025 and 2024, respectively. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2025 and 2024, respectively, does not include the following items (after tax) that were included in our reported GAAP Net Income (Loss):

(In millions, except per share data)	Three Months Ended March 31, 2025	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$118	$0.38
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $169)	505	1.61
Plant Retirements and Divestitures (net of taxes of $4)	11	0.03
Decommissioning-Related Activities (net of taxes of $31)	19	0.06
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $3)	9	0.03
Acquisition Related Costs (net of taxes of $4)	13	0.04
Noncontrolling Interests	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$673	$2.14

(In millions, except per share data)	Three Months Ended March 31, 2024	Earnings Per Share(1)
GAAP Net Income (Loss) Attributable to Common Shareholders	$883	$2.78
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $57)	(170)	(0.53)
Plant Retirements and Divestitures (net of taxes of $4)	12	0.04
Decommissioning-Related Activities (net of taxes of $139)	(67)	(0.21)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $1)	2	0.01
Separation Costs (net of taxes of $2)	5	0.02
ERP System Implementation Costs (net of taxes of $1)	4	0.01
Income Tax Related Adjustments	(88)	(0.28)
Noncontrolling Interests	(2)	(0.01)
Adjusted (non-GAAP) Operating Earnings	$579	$1.82
_______
(1) Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 314 million and 318 million for the three months ended March 31, 2025 and 2024, respectively.

Webcast Information
We will discuss first quarter 2025 earnings in a conference call scheduled for today at 9:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
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About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the nation’s largest producer of reliable, emissions-free energy and a leading energy supplier to businesses, homes and public sector customers nationwide, including three-fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 16 million homes, providing about 10% of the nation’s clean energy. We are committed to investing in innovative technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income.

The tables above provide a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.

Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between Constellation and Calpine Corporation, the expected closing of the proposed transaction and the timing thereof. This includes statements regarding the financing of the proposed transaction and the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the proposed transaction should not be considered a forecast of future results.
Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2024 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and
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Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the Registrants' First Quarter 2025 Quarterly Report on Form 10-Q (to be filed on May 6, 2025) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

Three Months Ended March 31, 2025
Operating revenues	$6,788
Operating expenses
Purchased power and fuel	4,384
Operating and maintenance	1,545
Depreciation and amortization	248
Taxes other than income taxes	160
Total operating expenses	6,337
Operating income (loss)	451
Other income and (deductions)
Interest expense, net	(146)
Other, net	(154)
Total other income and (deductions)	(300)
Income (loss) before income taxes	151
Income tax (benefit) expense	22
Net income (loss)	129
Net income (loss) attributable to noncontrolling interests	11
Net income (loss) attributable to common shareholders	$118

Three Months Ended March 31, 2024
Operating revenues	$6,161
Operating expenses
Purchased power and fuel	3,417
Operating and maintenance	1,486
Depreciation and amortization	306
Taxes other than income taxes	139
Total operating expenses	5,348
Operating income (loss)	813
Other income and (deductions)
Interest expense, net	(127)
Other, net	362
Total other income and (deductions)	235
Income (loss) before income taxes	1,048
Income tax (benefit) expense	165
Net income (loss)	883
Net income (loss) attributable to common shareholders	$883

Change in Net income (loss) attributable to common shareholders from 2024 to 2025	$(765)

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$1,846	$3,022
Restricted cash and cash equivalents	96	107
Accounts receivable
Customer accounts receivable, net	3,193	3,116
Other accounts receivable, net	444	602
Mark-to-market derivative assets	858	843
Inventories, net
Natural gas, oil, and emission allowances	148	243
Materials and supplies	1,354	1,357
Renewable energy credits	914	797
Other	778	689
Total current assets	9,631	10,776
Property, plant, and equipment, net	21,566	21,235
Deferred debits and other assets
Nuclear decommissioning trust funds	17,472	17,305
Investments	386	640
Goodwill	420	420
Mark-to-market derivative assets	485	372
Other	2,292	2,178
Total deferred debits and other assets	21,055	20,915
Total assets	$52,252	$52,926

	March 31, 2025	December 31, 2024
Liabilities and shareholders’ equity
Current liabilities
Long-term debt due within one year	$1,037	$1,028
Accounts payable and accrued expenses	3,614	3,943
Mark-to-market derivative liabilities	550	467
Renewable energy credit obligation	1,001	1,076
Other	343	332
Total current liabilities	6,545	6,846
Long-term debt	7,321	7,384
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,226	3,331
Asset retirement obligations	12,524	12,449
Pension and non-pension postretirement benefit obligations	1,755	1,875
Spent nuclear fuel obligation	1,381	1,366
Payable related to Regulatory Agreement Units	4,593	4,518
Mark-to-market derivative liabilities	358	399
Other	1,215	1,219
Total deferred credits and other liabilities	25,052	25,157
Total liabilities	38,918	39,387
Commitments and contingencies
Shareholders’ equity
Common stock	11,203	11,402
Retained earnings (deficit)	4,062	4,066
Accumulated other comprehensive income (loss), net	(2,309)	(2,302)
Total shareholders’ equity	12,956	13,166
Noncontrolling interests	378	373
Total equity	13,334	13,539
Total liabilities and shareholders’ equity	$52,252	$52,926

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$129	$883
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	640	694
Deferred income taxes and amortization of ITCs	(98)	9
Net fair value changes related to derivatives	356	(186)
Net realized and unrealized (gains) losses on NDT funds	(44)	(192)
Net realized and unrealized (gains) losses on equity investments	268	(47)
Other non-cash operating activities	47	(41)
Changes in assets and liabilities:
Accounts receivable	(15)	464
Inventories	98	114
Accounts payable and accrued expenses	(290)	(382)
Option premiums received (paid), net	26	74
Collateral received (posted), net	(486)	297
Income taxes	120	159
Pension and non-pension postretirement benefit contributions	(174)	(177)
Other assets and liabilities	(470)	(2,392)
Net cash flows provided by (used in) operating activities	107	(723)
Cash flows from investing activities
Capital expenditures	(806)	(738)
Proceeds from NDT fund sales	2,084	1,779
Investment in NDT funds	(2,152)	(1,847)
Collection of DPP, net	—	1,644
Acquisitions of assets and businesses	(5)	(14)
Other investing activities	(7)	6
Net cash flows provided by (used in) investing activities	(886)	830
Cash flows from financing activities
Change in short-term borrowings	—	165
Proceeds from short-term borrowings with maturities greater than 90 days	—	200
Repayments of short-term borrowings with maturities greater than 90 days	—	(500)
Issuance of long-term debt	—	900
Retirement of long-term debt	(57)	(32)
Dividends paid on common stock	(122)	(112)
Repurchases of common stock	—	(499)
Other financing activities	(229)	(38)
Net cash flows provided by (used in) financing activities	(408)	84
Increase (decrease) in cash, restricted cash, and cash equivalents	(1,187)	191
Cash, restricted cash, and cash equivalents at beginning of period	3,129	454
Cash, restricted cash, and cash equivalents at end of period	$1,942	$645

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$6,788	$286	(b),(c)	$6,161	$(65)	(b),(c)
Operating expenses
Purchased power and fuel	4,384	(84)	(b)	3,417	115	(b)
Operating and maintenance	1,545	(78)	(c),(j)	1,486	(55)	(c),(d),(f)
Depreciation and amortization	248	(37)	(c),(g)	306	(65)	(c),(g)
Taxes other than income taxes	160	—		139	—
Total operating expenses	6,337			5,348
Operating income (loss)	451			813
Other income and (deductions)
Interest expense, net	(146)	34	(b)	(127)	(3)	(b)
Other, net	(154)	187	(b),(c),(e)	362	(339)	(b),(c),(e)
Total other income and (deductions)	(300)			235
Income (loss) before income taxes	151			1,048
Income tax (benefit) expense	22	149	(b),(c),(e),(g),(j)	165	(100)	(b),(c),(d),(e),(f),(g),(i)
Net income (loss)	129			883
Net income (loss) attributable to noncontrolling interests	11	2	(h)	—	2	(h)
Net income (loss) attributable to common shareholders	$118			$883
Effective tax rate	14.6%			15.7%
Earnings per average common share
Basic	$0.38			$2.79
Diluted	$0.38			$2.78
Average common shares outstanding
Basic	313			317
Diluted	314			318
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2024, adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA).
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(f)In 2024, adjustment for costs related to a multi-year Enterprise Resource Program (ERP) system implemented in the first quarter of 2024.
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(i)In 2024, primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(j)In 2025, reflects acquisition-related costs associated with the proposed Calpine merger.

Statistics

	Three Months Ended March 31,
(GWhs)	2025	2024
Nuclear Generation(a)
Mid-Atlantic	13,177	13,190
Midwest	23,596	23,920
New York	6,280	6,079
ERCOT	2,529	2,202
Total Nuclear Generation	45,582	45,391

Natural Gas, Oil, and Renewables
Mid-Atlantic	632	868
Midwest	385	339
ERCOT	3,084	3,516
Other Power Regions	1,804	3,551
Total Natural Gas, Oil, and Renewables	5,905	8,274

Purchased Power
Mid-Atlantic	4,794	3,370
Midwest	488	308
ERCOT	659	665
Other Power Regions	10,994	10,399
Total Purchased Power	16,935	14,742

Total Supply/Sales by Region
Mid-Atlantic	18,603	17,428
Midwest	24,469	24,567
New York	6,280	6,079
ERCOT	6,272	6,383
Other Power Regions	12,798	13,950
Total Supply/Sales by Region	68,422	68,407

	Three Months Ended March 31,
	2025	2024
Outage Days(b)
Refueling	88	78
Non-refueling	—	10
Total Outage Days	88	88
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)Outage days exclude Salem and STP.

	Three Months Ended March 31,
Electricity Reference Prices(a)	2025	2024
Location (Region)
PJM West (Mid-Atlantic)	$53.69	$34.25
ComEd (Midwest)	35.31	26.07
Central (New York)	75.31	34.88
North (ERCOT)	31.39	25.72
Southeast Massachusetts (Other)(b)	104.75	44.18

	Three Months Ended March 31,
Capacity Reference Prices	2025	2024
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$53.60	$49.49
ComEd (Midwest)	28.92	34.13
Rest of State (New York)	86.33	106.52
Southeast New England (Other)	949.57	66.67

	Three Months Ended March 31,
ZEC Reference Prices(a)	2025	2024
State (Region)
New Jersey (Mid-Atlantic)(c)(d)	$10.00	$9.95
Illinois (Midwest)	9.38	0.30
New York (New York)(c)	18.27	18.27
__________
(a)Reference prices may not necessarily reflect prices we ultimately realize.
(b)Reflects New England, which comprises the majority of the activity in the Other region.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The ZEC price is expected to be $10.00/MWh for each delivery period and is subject to an annual update once full year generation is known. Following the latest annual update in August 2024, the ZEC price for the delivery period beginning June 2023 through May 2024 was calculated to be $9.95.
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